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                                  EXHIBIT 11.

                      MEDICAL TECHNOLOGY SYSTEMS, INC.

            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                                       Year Ended March 31,
                                                                                 --------------------------------
                                                                                    1996       1995       1994
                                                                                 ----------  ---------  ---------
                                                                             (In thousands, except per share amounts)
PRIMARY EARNINGS (LOSS) PER SHARE:
Shares used in computing earnings per share:
  Weighted average number of shares outstanding                                       4,059      3,974      3,879
                                                                                 ----------  ---------  ---------
                                                                                 ----------  ---------  ---------


Income (Loss) from Continuing Operations Before Discontinued Operations and
 Cumulative Effect of Accounting Change........................................  $  (22,717) $  (1,272) $   1,856
  Income (Loss) from Discontinued Operations, Net of Income Tax Benefit........      (6,634)        16        762
Estimated (Loss) on Disposal of Discontinued Operations........................      (5,229)       -0-        -0-
                                                                                 ----------  ---------  ---------
Income (Loss) Before Cumulative Effect of Accounting Change....................     (34,580)    (1,256)     2,618
Cumulative Effect of Accounting Change for Adoption of FASB No. 109 on Income
 Taxes.........................................................................         -0-        -0-        543
                                                                                 ----------  ---------  ---------
Net Income (Loss)..............................................................  $  (34,580) $  (1,256) $   3,161
                                                                                 ----------  ---------  ---------
                                                                                 ----------  ---------  ---------
Primary Net Earnings (Loss) per Common Share:
  Income (Loss) from Continuing Operations.....................................  $    (5.60) $    (.32) $     .48
  Income (Loss) from Discontinued Operations...................................       (2.92)       .00        .20
  Cumulative Effect of FASB No. 109 Accounting Change..........................         .00        .00        .14
                                                                                 ----------  ---------  ---------
  Net Income (Loss) Per Common Share...........................................  $    (8.52) $    (.32) $     .82
                                                                                 ----------  ---------  ---------
                                                                                 ----------  ---------  ---------

EARNINGS PER SHARE - ASSUMING FULL DILUTION:


                                                                                       Year Ended March 31,
                                                                                 --------------------------------
                                                                                   1996*       1995*      1994
                                                                                 ----------  ---------  ---------
                                                                             (In thousands, except per share amounts)
Shares used in computing earnings per share:
  Weighted average number of shares outstanding                                                             3,879
  Incremental shares attributed to outstanding options                                                      1,518
  Weighted average number of shares repurchased                                                              (802)
                                                                                                        ---------
                                                                                                            4,595
                                                                                                        ---------
                                                                                                        ---------
Earnings:
  Net Income From Continuing Operations                                                                 $   1,856
  Income from Discontinued Operations                                                                         762
  Cumulative Effect of Accounting Change                                                                      543
                                                                                                        ---------
  Net Income                                                                                            $   3,161
                                                                                                        ---------
                                                                                                        ---------
Earnings Per Common and Common Equivalent Share:
  Income From Continuing Operations                                                                     $     .43
  Income from Discontinued Operations                                                                         .17
  Cumulative Effect of Accounting Change                                                                      .12
                                                                                                        ---------
                                                                                                        $     .72
                                                                                                        ---------
                                                                                                        ---------

*Not Applicable - Non-Dilutive


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